Exhibit 4.4

EXECUTION COPY

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into on this 7th day of September, 2007, by and among ShangPharma Corporation, a company incorporated and existing under the laws of the Cayman Islands (the “Company”); Mr. Michael Xin Hui and Mrs. Wenjuan Xiao (collectively, the “Founders” and each a “Founder”); ChemExplorer Company Limited (HK), a company incorporated and existing under the laws of Hong Kong; China Gateway Life Science (Holdings) Limited (HK), a company incorporated and existing under the laws of Hong Kong; China Gateway Investment Limited (BVI), a company incorporated and existing under the laws of the British Virgin Islands; Managecorp Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Managecorp”), as trustee of the Hui Family Trust, a discretionary trust organized and existing under the laws of the British Virgin Islands (the “Trust”); Joint Benefit Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Joint Benefit”); the Persons set forth on Schedule A hereto (each an “Ordinary Shareholder” and, collectively, the “Ordinary Shareholders”); and (he Persons set forth on Schedule B hereto (each an “Investor” and, collectively, the “Investors”).

Each of the Company, the Founders, the Ordinary Shareholders and the Investors are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, the Founders, certain Affiliates of the Company and the Investors have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on September 5, 2007; and

WHEREAS, the entering into of this Agreement is a condition precedent to the Investors’ purchase of Series A Shares and the Option under the Securities Purchase Agreement.

WITNESSETH

In consideration of the premises set forth above and the mutual promises set forth in this Agreement, the Parties hereby agree as follows:

1. Interpretation.

1.1 Definitions. The following terms used in this Agreement shall have the meanings set forth below. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

“Adverse Disclosure” shall mean public disclosure of material non-public information that in the good faith judgment of a majority of the Board of Directors of the Company (such majority may, but is not required to, include the affirmative vote of one or more Series A Directors), after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would be not false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing or publication of such Registration Statement and (iii) would, if disclosed, have a materially adverse impact on the Company, its business, or the shareholders.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person and shall include, in respect of the Investors, any partner or investment professional, including without limitation Dr. Simba Gill.

[Investors’ Rights Agreement]

“Ancillary Agreements” means, collectively, this Agreement, the Securities Purchase Agreement, the Memorandum and Articles, the Investors’ Option Agreement, the Restructuring Documents and any other document or agreement contemplated by this Agreement.

“Annual Business Plan” means the annual business plan and budget prepared by the Company.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, and (b) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Big Four Accounting Firm” means any of Pricewaterhouse Coopers, KPMG International, Deloitte Touche Tohmatsu, or Ernst & Young, or any successor company thereto.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day that the banks in PRC, Hong Kong and the United States of America are required by law or executive order to be closed.

“BVI Entities” means, collectively ChemPartner Investment Holdings Limited (BVI), ChemExplorer Investment Holdings Limited (BVI), China Gateway Investment Limited (BVI) and Joint Benefit (each a “BVI Entity”).

“Centre” means the Hong Kong International Arbitration Centre.

“Charge Agreement” means the Charge over Shares in the form set forth as Exhibit G to the Securities Purchase Agreement.

“Charged Shares” means the 2,673 Ordinary Shares of the Company subject to the Charge Agreement.

“Closing” has the meaning set forth in Section 2 of the Securities Purchase Agreement.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Company” means ShangPharma Corporation, a company incorporated and existing under the laws of the Cayman Islands.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at shareholder’s meetings of such Person or power to control the composition of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing; provided however that with respect to the Trust, “Control” shall mean the ability to (i) remove the Trustee (and any subsequent trustee) and appoint a new trustee and (ii) revoke the Trust, in each case at the sole discretion of the settlor and protector.

[Investors’ Rights Agreement]

“Equity Securities” means any Ordinary Shares and Ordinary Share Equivalents.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means (a) the fair market value of the shares (or relevant assets) of the Company following an open bidding process conducted by an independent, internationally recognized investment bank retained by the Investors and reasonably acceptable to the Founders (such consent not to be unreasonably withheld); or (b) the purchase price set forth in the Binding Offer supported by a fairness opinion issued by an independent, internationally recognized investment bank retained by the Investors and reasonably acceptable to the Founders (such consent not to be unreasonably withheld).

“FCPA” means the Foreign Corrupt Practices Act of the United Stales (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Fully-Diluted Basis” means (i) the number of Ordinary Shares which would be outstanding if all securities convertible into or exchangeable or exercisable for Ordinary Shares held by all shareholders were converted or exchanged or exercised in full and (ii) as applied to a particular shareholder, the number of Ordinary Shares which would be held by such shareholder if all securities convertible into or exchangeable or exercisable for Ordinary Shares held by such shareholder were converted or exchanged or exercised in full.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign stale, county, city or other political subdivision including without limitation MOFCOM, SASAC, SAFE, SAIC and their respective local and provincial branches or departments.

“Group Company” means each of the Hong Kong Entities, the PRC Subsidiaries, the Company and Persons (other than a natural person) currently or hereafter Controlled by the Company (collectively, the “Group Companies”).

“Holders” means the Investors, together with any permitted transferees and assigns of any Investor in accordance with the terms of this Agreement (each a “Holder”).

“Hong Kong Entities” means, collectively, ChemExplorer Company Limited (HK) and China Gateway Life Science (Holdings) Limited (HK) (each a “Hong Kong Entity”).

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders of at least twenty-five percent (25%) of the then outstanding Registrable Securities.

“IPO” means a firm-commitment underwritten initial public offering of the Company’s Ordinary Shares.

“Jiecai” means , a company incorporated under the laws of the PRC.

[Investors’ Rights Agreement]

“Liquidation Event” means (a) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (b) any consolidation, amalgamation, trade sale, merger, corporate reorganization or other transaction, in which the Shareholders of the Company immediately prior to such consolidation, amalgamation, trade sale, merger, reorganization or other transaction, own less than 50% of the Company’s voting power immediately after such consolidation, amalgamation, trade sale, merger, reorganization or other transaction, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company’s domicile, or (c) a Company Sale pursuant to Section 10.3 of this Agreement, or (d) a sale, lease or other disposition of all or substantially all of the assets of the Company, provided that treatment of any of the foregoing events as a Liquidation Event may be waived by a majority of the then outstanding Series A Shares, voting together as a single group on an as-converted basis.

“Memorandum and Articles” means the restated and amended memorandum of association and articles of association of the Company, as may be amended from time to time.

“New Line of Business” means any business other than the chemistry synthesis outsourcing services business in which the Company is authorized to engage as approved by the Board (with the affirmative vote of at least one of the Series A Directors).

“New Securities” means any Equity Securities of the Company whether now or hereafter authorized; provided that the term “New Securities” does not include (i) securities issued upon conversion of the Series A Shares; (ii) up to 1,485 Ordinary Shares and Ordinary Share Equivalents (and the Ordinary Shares issuable upon exercise of such Ordinary Share Equivalents) issuable to employees, professional consultants, officers or directors of the Company pursuant to any stock option, share purchase or share bonus plan, agreement or arrangement approved by the Board of Directors; (iii) securities issued in a Qualified Public Offering; (iv) securities issued in connection with any merger or acquisition transaction approved by the Board (with the affirmative vote of at least one of the Series A Directors); (v) securities issued in connection with the establishment of a strategic business relationship approved by the Board (with the affirmative vote of at least one of the Series A Directors); (vi) Ordinary Shares issued upon exercise by the Investors of the call option in accordance with the Investors’ Option Agreement; (vii) securities issued in connection with a share split, share dividend, combination, recapitalization or similar change in the capital structure of the Company; or (viii) any other issuance of Equity Securities approved by a majority of the Board (including the affirmative vote of at least one of the Series A Directors).

“Offshore Entities” means collectively, the BVI Entities, the Hong Kong Entities, and any Person that hereafter becomes a direct or indirect Subsidiary of the Company that is established in a jurisdiction other than the PRC (each an “Offshore Entity”).

“Ordinary Shares” means the Ordinary Shares, par value US$0,001, of the Company.

“Ordinary Share Equivalents” means securities exercisable or convertible into Ordinary Shares, including the Series A Shares and the Option.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

“PRC Subsidiaries” means, collectively Shanghai ChemExplorer Co. Ltd., Shanghai PharmExplorer Co. Ltd., Shanghai ChemPartner Co., Ltd., China Gateway Pharma Products (Shanghai) Co., Ltd., China Gateway Life Science (Shanghai) Co., Ltd., China Gateway Pharma Products (Chengdu) Co., Ltd., and each Person that hereafter becomes a Subsidiary of an Offshore Entity and is incorporated in the PRC (each a “PRC Subsidiary”).

[Investors’ Rights Agreement]

“Pro Rata Share” means, with respect to any Shareholder, the number of Ordinary Share Equivalents held by such Shareholder divided by the aggregate number of Ordinary Share Equivalents held by all Shareholders.

“Qualified Public Offering” means an IPO on a Qualified Exchange that values the Company at no less than US$250,000,000 immediately following the IPO and that results in aggregate proceeds to the Company of no less than US$62,500,000, net of Selling Expenses.

“Qualified Exchange” means (i) the New York Stock Exchange or the Nasdaq Stock Market’s Global Market System or (ii) any other exchange of recognized international reputation and standing duly approved by the Company’s Board of Directors, including the affirmative vote of the Investor Directors.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registrable Securities” means (i) the Ordinary Shares issuable or issued upon conversion of the Series A Shares acquired by the Investors pursuant to the Securities Purchase Agreement, (ii) all Ordinary Shares which may be from time to time acquired by a Holder after the date hereof and prior to a Qualified Public Offering and (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalent) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii), excluding in all cases, however, any Equity Securities sold by a Holder or any other Person in a transaction other than an assignment pursuant to Section 6.4.

“Registration Statement” means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement made as of September [—], 2007 by and among the Founders, the Investors, and certain other parties.

“Selling Expenses” means, with respect to the issue or sale of any securities, any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Series A Director(s)” means the Director(s) nominated to the Board of Directors by the holders of Series A Shares pursuant to the terms of this Agreement and the Memorandum and Articles.

“Series A Shares” means the Company’s outstanding Series A convertible redeemable preferred shares, par value US$0.001 per share.

“Service Agreement” means any agreement by any Group Company to provide chemistry services on an FTE or project basis or otherwise, such services to include, without limitation, the outsourcing of lead structures, combinatorial chemistry, and may include services contemplated to be conducted by the Group Companies in the future, such as the biology or pre-clinical testing services business.

[Investors’ Rights Agreement]

“Shareholders” means (i) each of the Ordinary Shareholders (ii) each of the Investors and (iii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and becomes a party to this Agreement, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly Controlled by such Person.

“TPG” means TPG Star Charisma Ltd., and its successors, permitted transferees and assignees.

“TPG Biotech” means TPG Biotech II Charisma Ltd., and its successors, permitted transferees and assignees.

“Trustee” means Managecorp Limited.

“UNCITRAL Rules” means the United Nations Commission on International Trade Law Arbitration Rules, as amended from time to lime.

“US GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“WuXi Pharmatech” means WuXi Pharmatech Co. Ltd., a company incorporated under the laws of the Cayman Islands.

1.2 Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Binding Offer”	Section 10.3(a)
“Centre”	Section 18.12(b)
“Claimant”	Section 18.12(b)
“Company”	Preamble
“Company Sale”	Section 10.3(a)
“Confidential Information”	Section 16.1
“Dispute”	Section 18.12(a)
“ESOP”	Section 10.1(a)
“Exercising Offeree”	Section 11.2(b)(iii)
“Founder” or “Founders”	Preamble
“Founder ESOP”	Section 10.1(c)
“Immediate Family Members”	Section 11.5(b)
“Initiating Shareholders”	Section 10.3(a)
“Investor” or “Investors”	Preamble
“Issuance Notice”	Section 7.2
“Issuance Notice Period”	Section 7.3
“Joint Benefit”	Preamble
“Managecorp”	Preamble
“Non-Exiting Shareholders”	Section 10.3(a)(i)
“Notice of Company Sale”	Section 10.3(a)(i)

[Investors’ Rights Agreement]

“Observer”	Section 9.2(b)(iii)
“Offeree”	Section 11.2(a)
“Offered Shares”	Section 11.2(a)
“Ordinary Director”	Section 9.2(b)(i)
“Ordinary Shareholders”	Preamble
“Oversubscription Rights”	Section 7.1
“Party” or “Parties”	Preamble
“PFIC”	Section 8.5(a)
“Preemptive Rights”	Section 7.1
“Preemptive Rightholder”	Section 7.1
“Prohibited Transfer”	Section 11.7
“Proposed Issuance”	Section 7.2
“Proposed Recipient”	Section 7.1
“QEF Election”	Section 8.5(a)
“Representatives”	Section 16.1
“Respondent”	Section 18.12(b)
“Securities Purchase Agreement”	Recitals
“Selling Holder”	Section 11.3(a)
“Series A Directors”	Section 9.2(b)(i)
“Shared Expenses”	Section 8.5(a)
“Shareholders’ Meeting”	Section 9.1(a)
“SPV Shares Transfer”	Section 11.6(a)
“Transfer”	Section 11.1(a)
“Transfer Notice”	Section 11.2(a)
“Transferor”	Section 11.2(a)
“Trust”	Preamble
“Veto Transferee”	Section 9.6
“Violation “	Section 5.1(a)

1.3 Interpretation.

(a) Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b) Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c) Headings. Headings arc included for convenience only and shall not affect the construction of any provision of this Agreement.

(d) Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e) Obligations of the Trust. References to obligations to be performed by the Trust shall be construed to include the obligation of the Trustee to cause the Trust to perform such obligations.

(f) Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

[Investors’ Rights Agreement]

(g) References to Documents. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(h) Time. If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(i) Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(j) Language. This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail.

1.4 Intent. The terms of Section 2 through Section 6 of this Agreement are drafted primarily in contemplation of an offering of Ordinary Shares in the United States of America. The parties recognize, however, the possibility that securities may be qualified or Registered in a jurisdiction other than the United States of America for offering to the public or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts. Accordingly,

(a) It is their intention that, whenever this Agreement refers to a law or institution of the United States of America but the parties wish to effectuate qualification or Registration in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b) It is agreed that the Company will not undertake any listing of American Depositary Receipts or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to Holders of a majority of the Registrable Securities to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

2. Demand Registration.

2.1 Registration Other Than on Form F-3. Subject to the terms of this Agreement, at any time following the earlier of six months after an IPO and the fifth anniversary of the Closing under the Securities Purchase Agreement, the Initiating Holders may request the Company in writing to effect the Registration of all or part of such Initiating Holders’ Registrable Securities, provided that the Registrable Securities proposed to be Registered have an estimated market value of at least US$7,500,000 in the aggregate. Upon receipt of such a request, the Company shall (a) promptly give written notice of the proposed Registration to all other Holders and (b) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request; provided that the Company shall use its reasonable best efforts to cause such Registration and/or qualification to be complete within sixty (60) days of the receipt of such request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1. No demand registration shall be deemed to have been effected if an underwritten offering is contemplated by such demand registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied for any reason, other than by reason of a failure by the initiating Holders.

[Investors’ Rights Agreement]

2.2 Registration on Form F-3 or S-3. Subject to the terms of this Agreement, at any time, following six (6) months after a Qualified Public Offering, the Initiating Holders may request the Company in writing to file a Registration Statement on Form F-3 or Form S-3 for any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities, insofar as the Company is entitled to use Form F-3, Form S-3 or a comparable form to Register the requested Registrable Securities, provided that the Registrable Securities proposed to be Registered have an estimated market value of at least US$3,000,000 in the aggregate. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdictions as the Initiating Holders may reasonably request; provided, that the Company shall use its reasonable best efforts to cause such Registration and/or qualification to be complete within sixty (60) days of the receipt of such request. The number of Registrations to which the Holders are entitled pursuant to this Section 2.2 shall be unlimited.

2.3 Right of Deferral.

(a) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2, if:

(i) within ten (10) days of the receipt of any request of the Initiating Holders to Register any Registrable Securities pursuant to Section 2.1 or Section 2.2, the Company delivers written notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement with the Commission within sixty (60) days of receipt of that request (other than a registration of securities in a transaction under Rule 145 of the Securities Act or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause that Registration Statement to become effective as soon as practicable; provided further that the Holders are entitled to join such Registration subject to Section 3;

(ii) the receipt of any request of the Initiating Holders to Register any Registrable Securities pursuant to Section 2.1 or Section 2.2 is within six (6) months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(b) If, after receiving a request from Initialing Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of a majority of the Board (such majority may, but is not required to, include the affirmative vote of one or more Series A Directors), effecting a Registration at such time would require the Company to make an Adverse Disclosure, then the Company shall have the right to defer such filing for a period not to exceed ninety (90) days from the receipt of any request duly submitted by the Initiating Holders under Section 2.1 or Section 2.2 to Register Registrable Securities; and provided, further, that the Company shall not utilize this right more than once in any twelve (12) month period.

[Investors’ Rights Agreement]

2.4 Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initialing Holders seek to distribute such Registrable Securities in an underwriting, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Sections 2.1 and 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders representing a majority in voting power of the Registrable Securities held by the Initiating Holders. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that the number of securities requested to be included in such demand registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the underwriters may exclude such number of Registrable Securities from the underwriting as required after excluding any other Equity Securities (including, without limitation, any Equity Securities which the Company may seek to include in the underwriting for its own account and all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting. If a limitation of the number of Registrable Securities is required pursuant to this Section 2.4, the number of Registrable Securities that may be included in the underwriting by selling Holders shall be allocated among such Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, at least 30% of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to Section 3.3, if the Company proposes to Register any Equity Securities for its own account or for the account of any Person that is not a Holder, then in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within ten (10) days after delivery of such notice, the Company shall, subject to the provisions of Sections 3.2 and 3.3, include in such Registration any Registrable Securities thereby requested by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate, withdraw or delay any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of any withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

[Investors’ Rights Agreement]

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, then the underwriters may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities (including, without limitation, all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting, and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (i) first, to the Company, (ii) second, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration and (iii) third, to any other shareholder other than a Holder on a pro rata basis; provided, that, in the event of any offering other than an IPO, the right of the underwriter to exclude any Registrable Securities from the Registration and underwriting as described above shall be restricted such that the Registrable Securities requested to be included by the Holders may not be reduced below twenty percent (20%) of the Ordinary Shares to be included in the Registration and underwriting, as determined on a Fully-Diluted basis, and in no event shall participation in the Registration by a shareholder other than a Holder exclude a Holder from the Registration.

(b) If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company equity incentive plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable) or (iii) a registration on Form S-8 or any successor form to such form.

4. Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided however, that the Company shall not be deemed to have kept the Registration Statement effective if the Company voluntarily takes any action or omits to take any action that would result in the inability of any Holder of Registered Securities covered by such Registration Statement to be able to offer and sell any such Registered Securities during the effectiveness of such Registration Statement, unless such action or omission is required by Applicable Law.

[Investors’ Rights Agreement]

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement, or as reasonably requested by the Holders of a majority in interest of the Registrable Securities held by the participating Holders;

(c) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus and any supplement thereto (in each case including all exhibits), required by Applicable Securities Law;

(d) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of any jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required under the Securities Act or take any action which would subject it to taxation in any jurisdiction where it is not then so subject;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including usual and customary provisions with respect to indemnification), with the managing underwriters of the offering. Each Holder or other shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(f) Promptly notify each Holder of Registrable Securities covered by the Registration Statement: (i) of the issuance of any stop order by the SEC in respect of such registration statement, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, (iii) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to slate a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or (iv) if for any other reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act; and, in each case of (i) and (ii), make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final prospectus, and in each case of (iii) and (iv) as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such registration statement or prospectus which will correct such statement or omission or effect such compliance;

(g) Upon the occurrence of any event described in Section 4.1(f) above, prepare a supplement or post-effective amendment to the applicable registration statement or related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Holders of the securities being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(h) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration;

[Investors’ Rights Agreement]

(i) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j) Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are traded or, in connection with any IPO, the primary exchange upon which the Company’s securities will be traded;

(k) Promptly notify the Holders, and confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the registered securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(l) Use reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC in connection with a registration pursuant hereto, and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable registration statement, an earnings statement satisfying the provisions of Section 11.1 (a) of the Securities Act and the rules and regulations promulgated thereunder;

(m) Use reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities; and

(n) Make its senior officers and management team available for customary investor road shows and other meetings as reasonably requested by the Holders or the underwriters.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2,3 or 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Registration Expenses. All expenses, other than Selling Expenses (and underwriting, brokerage or similar commissions, compensation, discounts or concessions payable by the selling Holders in connection with the sale of Registrable Securities), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company. In addition, the Company shall pay all reasonable fees and disbursements of one law firm or other counsel, selected by a majority of the Registrable Securities being registered, for each Registration pursuant to this Agreement.

[Investors’ Rights Agreement]

5. Indemnification.

5.1 Company Indemnity.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, such Holder’s officers, directors, shareholders, members, partners, legal counsel and accountants, and each Person, if any, who controls (as defined in the Securities Act) such Holder against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used in connection with the sale of any Registrable Securities contained therein or any amendments or supplements thereto,

(ii) the omission or alleged omission to slate in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by any such Holder, underwriter or controlling person.

(c) This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

5.2 Holder Indemnity.

(a) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use such registration statement; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity shall be in addition to any liability such Holder may otherwise have and shall survive the transfer of such securities by such Holder.

[Investors’ Rights Agreement]

(b) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and in no event shall any indemnity under this Section 5.2 exceed the net proceeds from the offering received by such Holder.

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if the indemnifying party is prejudiced as a result thereof, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability (except to the extent it is prejudiced by such omission) that it may have to any indemnified party otherwise than under this Section 5.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not lake account of the equitable considerations referred to above in this subsection (d). Notwithstanding the provisions of this subsection (d), (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

6. Additional Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(a) Make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the genera! public (provided, however, that the Company shall not be required to make an Adverse Disclosure);

[Investors’ Rights Agreement]

(b) file with or submit to the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following sixty (60) days after the effective date of an IPO by the Company, promptly furnish to any Holder holding Registrable Securities, upon written request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any lime after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as have been filed by the Company with the Commission, and (iii) such other information, or take any action, as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would grant such holder or prospective holder any registration rights superior to or in parity with those rights granted pursuant to this Agreement.

6.3 Termination of Registration Rights.

(a) Notwithstanding anything to the contrary in this Agreement, the registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate upon the earlier of (i) when, with respect to any Holder, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by such Holder may then be sold without Registration in any ninety (90) day period pursuant to Rule 144 (k) promulgated under the Securities Act, which counsel and opinion shall be reasonably satisfactory to such Holder, or (ii) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement.

(b) Notwithstanding anything to the contrary in this Agreement, if the Company obtains from the Commission a “no-action” letter in which the Commission indicated that it will take no action if, without Registration under the Securities Act or other Applicable Securities Laws, any Holder disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (including, without limitation, inclusion of the Registrable Securities in an underwriting initialed by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request for Registration, shall not be eligible for Registration under Section 2 and Section 3 with respect to the proposed disposition. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 6.3 does not apply.

[Investors’ Rights Agreement]

6.4 Assignment of Registration Rights. The right to cause the Company to Register Registrable Securities pursuant to this Agreement may be assigned by any Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights arc being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignee acquires Registrable Securities with an estimated aggregate value of US$7 million or more.

6.5 Market Stand-off. Each of the Holders agrees that, so long as it holds any voting securities of the Company, upon request by the underwriters managing the IPO of the Company’s securities, it will enter into a customary form of lock-up or similar agreement with such managing underwriter with a term commencing from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The term of such lock up arrangement shall in no event exceed 180 days. The foregoing agreement shall not apply in the case of the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement or any offering after the IPO, and shall only be applicable to the Holders if the Company and all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. This Section 6.5 shall not apply to the sale of Equity Securities by the Company (A) in connection with registrations on Form F-4 or S-8 or any successor or similar forms thereto, (B) in connection with registrations for the offer and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement as unanimously approved by the Board of Directors and (C) of securities to be issued solely in an acquisition or business combination. The Company shall require all future acquirers of one percent (1%) or more of the Company’s Equity Securities prior to an IPO to execute a market stand-off agreement containing substantially similar provisions as those contained in this Section 6.5.

7. Preemptive Rights

7.1 Restrictions. The Company shall not issue any New Securities of any type or class to any Person (the “Proposed Recipient”) unless the Company has offered each Ordinary Shareholder and Holder (each Ordinary Shareholder and Holder, for purposes of this Section 7, a “Preemptive Right holder”) in accordance with the provisions of this Section 7, the right to purchase such Preemptive Rightholder’s Pro Rata Share of such issuance (“Preemptive Rights”) and the right to oversubscribe if any other Preemptive Rightholder elects not to purchase its Pro Rata Share of such securities (“Oversubscription Rights”) for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient. The securities that have not been purchased by the Preemptive Rightholders who fail to exercise their Preemptive Rights or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Preemptive Rightholders who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional securities that such Preemptive Rightholders have agreed to lake up above their respective Pro Rata Share; provided that no Preemptive Rightholder shall be obliged to purchase more securities above its Pro Rata Share than such additional securities it indicates its agreement to take up under this Section 7.1.

7.2 Notice. Not less than fifteen (15) days before a proposed issuance of securities other than in connection with an issuance not subject to Section 7.1 (a “Proposed Issuance”), the Company shall deliver to each Preemptive Rightholder written notice (the “Issuance Notice”) of the Proposed Issuance setting forth (a) the number, type and terms of the securities to be issued, (b) the consideration to be received by the Company in connection with the Proposed Issuance and (c) the identity of the Proposed Recipients.

[Investors’ Rights Agreement]

7.3 Exercise of Rights. Within twenty-five (25) days following the receipt of the notice referred to in Section 7.2 (the “Issuance Notice Period”), each Preemptive Rightholder electing to exercise its rights under this Section 7 shall give written notice to the Company specifying the number of securities to be purchased by such Preemptive Rightholder and the calculation by such Preemptive Rightholder of its Pro Rata Share. Except as provided in the next succeeding sentence, failure by any Preemptive Rightholder to give such notice within the Issuance Notice Period shall be deemed a waiver by such Preemptive Rightholder of its rights under this Section 7 with respect to such Proposed Issuance. If any Preemptive Rightholder fails to give the notice required under this Section 7.3 solely because of the Company’s failure to comply with the notice provisions of Section 7.2, then the Company shall not issue securities pursuant to this Section 7 and if any securities are purported to be issued, such issuance of securities shall be void.

7.4 Sales by the Company. For a period of sixty (60) days following the expiration of the twenty-five (25) day period described in Section 7.3 above, the Company may issue the securities with respect to which the Preemptive Rights under this Section 7 were not exercised, at a price and upon terms not more favorable to the Proposed Recipient thereof than specified in the Issuance Notice. In the event the Company has not completed the sale of such securities to the Proposed Recipient within such sixty (60) day period, the Company shall not thereafter issue or sell any securities without first again offering such securities to the Preemptive Rightholders in the manner provided in Section 7.1 above.

7.5 Termination of Preemptive Rights. The Preemptive Rights provided in this Section 7 shall terminate on the earlier of (i) the closing of a Qualified Public Offering, (ii) a Liquidation Event or (iii) such time as the Investors collectively own less than 20% of the Series A Shares (or the Conversion Shares issued upon the conversion of such Series A Shares) purchased by the Investors at the Closing.

8. Information and Inspection Rights.

8.1 Delivery of Financial Statements.

(a) Except as set forth below, commencing the first calendar year after Closing, the Company shall, and the Founders, the Trust and the BVI Entities shall cause the Company to, deliver to each Holder the following documents or reports relating to the Company and its Subsidiaries in English and in a form reasonably acceptable to the Holders:

(i) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for such fiscal year and a consolidated balance sheet as of the end of the fiscal year, each audited and certified by an independent Big Four Accounting Firm selected by the Company, all prepared in accordance with US GAAP, and a management report with respect to such fiscal year;

(ii) within fifty (50) days (and, during each year following the first calendar year after Closing, forty-five (45) days after the end of each fiscal quarter of the Company, a consolidated unaudited income statement and statement of cash flows for such fiscal quarter and a consolidated unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with US GAAP and a management report with respect to such fiscal quarter;

(iii) within twenty-one (21) days (and, during each year following the first calendar year after closing, fourteen (14) days) after the end of each calendar month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated balance sheet as of the end of such month, all prepared in accordance with US GAAP; and a management report with respect to such month, such management report to be delivered within a reasonable period of time after the delivery of the corresponding financial results pursuant to this Section 8.1(a)(iii);

(iv) no later than thirty (30) days prior to the end of each fiscal year, the Annual Business Plan for the following fiscal year; and

[Investors’ Rights Agreement]

(v) copies of any reports filed by any Group Company with any relevant securities exchange, regulatory authority or governmental agency.

(b) Each quarterly and annual management report delivered by the Company to any Holder pursuant to Section 8.1 shall include a comparison of the financial results of the Company during the period covered by such management report with the corresponding preceding quarterly financial period and annual budget.

8.2 Inspection. Subject to the confidentiality provisions set forth in Section 16, the Company shall permit each Holder to visit and inspect, during normal business hours following reasonable notice by such Holder to the Company, any of the properties of the Company or any other Group Company and examine the books of account and records of the Company and each other Group Company, and discuss the affairs, finances and accounts of the Company and the Group Companies with the directors, officers, management employees, accountants and investment bankers of such companies, all at such reasonable times as may be requested in writing by such Holder provided, however, that such Holder may be excluded from access to any material, records or other information if the Company is restricted from making such disclosure pursuant to a bona fide agreement with a third party (it being understood that the Company shall use reasonable best efforts to seek a waiver of such restrictions on disclosure from such third party if requested to do so by a Holder in writing) or if such disclosure may jeopardize the attorney-client privilege.

8.3 Governmental/Securities Filings. For three (3) years after the time when the Company becomes subject to the filing requirements of the Exchange Act or any other organized securities exchange, the Company shall deliver to each Holder copies of any quarterly, annual, extraordinary, or other reports filed by the Company with the Commission or any other relevant securities exchange, regulatory authority or government agency, and copies of any annual reports to the members or other materials delivered to any other shareholder.

8.4 Termination of Information and Inspection Rights. The rights and covenants set forth in Sections 8.1, 8.2 and 8.3 shall terminate and be of no further force or effect upon the earlier of (i) the closing of a Qualified Public Offering, (ii) a Liquidation Event or (iii) such time as the Investors, collectively, own less 20% of the Series A Shares (or the Conversion Shares issued upon conversion of such Series A Shares) purchased by the Investors at the Closing.

8.5 United States Tax Matters. For so long as an Investor holds any Ordinary Shares or Ordinary Share Equivalents:

(a) Before the closing of the Qualified Public Offering, the Company shall (i) after the end of each taxable year, upon the written request of the Investors, provide the Investors with the information of the Company as may be reasonably necessary to allow the Investors to determine whether the Company is a passive foreign investment company (“PFIC”) as described in Section 1297 of the Code (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income lax purposes, and (ii) if the Company is reasonably determined to be a PFIC for such taxable year, then with respect to any Investor who establishes to the satisfaction of the Company that such Investor is, or would be but for the QEF Election defined below, a person to whom the PFIC rules of Section 1291 of the Code apply, provide such information reasonably available to the Company as such Investor may reasonably request in writing to permit such Investor to elect to treat the Company (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes with respect to such Investor. The Company shall also and the Founders, the Trust and the BVI Entities shall cause the Company to, reasonably promptly upon written request, the expenses and costs in connection with which shall be borne 50% by the Company and 50% by the Investors (expenses so shared shall be referred to as “Shared Expenses”) obtain and provide any and all other information reasonably deemed necessary by such Investor to comply with the provisions of this Section 8.5(a).

[Investors’ Rights Agreement]

(b) If a determination is made by the Investors that the Company is a PFIC for a particular taxable year and the Company agrees with such determination (such determination on behalf of the Company is to be made by a Big Four Accounting Firm appointed by the Company, the expenses of which shall be Shared Expenses of the Company and the Investors), then for such year and for each year thereafter that the Company is treated as a PFIC, the Company shall also and the Founders, the Trust and the BVI Entities shall cause the Company to, provide each Investor, who has timely advised the Company that a QEF Election is in effect for such year with respect to such Investor and it would be a person to whom the PFIC rules of Section 1291 of the Code would apply, but for the QEF Election, taking into account Section 1297(e) of the Code, within 60 days from the end of such year with a completed “PFIC Annual Information Statement”, in form and substance as required by Treasury Regulation Section 1.1295-1 (g) and any other information reasonably required by an Investor to comply with any reporting or other requirements in connection with the QEF Election, the expenses in connection with which shall be Shared Expenses of the Company and the Investors.

(c) The Company shall upon the reasonable written request of an Investor who establishes to the satisfaction of the Company that such Investor is a “United States shareholder” as defined in Section 951(b) of the Code, furnish on a timely basis, the expenses in connection with which shall be Shared Expenses of the Company and the Investors, all information reasonably requested in writing by such Investor to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the classification of the Company or any of its subsidiaries as a Controlled Foreign Corporation (“CFC”) as described in Section 957 of the Code.

(d) The Company will and the Founders, the Trust and the BVI Entities shall cause the Company to, comply and will cause its Subsidiaries to comply with all reasonable record-keeping, reporting, and other requests by the Investors necessary for the Company and its Subsidiaries to allow the Investors to comply with any applicable U.S. federal income tax Law. The Company will and the Founders, the Trust and the BVI Entities shall cause the Company to, also provide each Investor, the expenses in connection with which shall be Shared Expenses of the Company and the Investors with any information reasonably requested in writing to allow such Investor to comply with any applicable U.S. federal income tax Law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e) The Company shall and the Founders, the Trust and the BVI Entities shall cause the Company to, if requested in writing by an Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, with the unanimous written consent of all of the Investors lake all reasonable steps, subject to such approvals by directors and/or shareholders as may be required by applicable law, to cause any such elections to be made, the expenses of which shall be Shared Expenses of the Company and the Investors, including by filing or by causing to be filed Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit any such election, once made, to be terminated or revoked without the written consent of all of the Investors. The Company will not, and the Founders, the Trust and the BVI Entities shall ensure that the Company does not make an entity classification election for U.S. federal income tax purposes without the consent of the Investors.

(f) The Company will use, and the Founders, the Trust and the BVI Entities shall cause the Company and its Subsidiaries to use, reasonable efforts to minimize the amount of “Subpart F” income that would be includible in income by an Investor (or direct or indirect holder of interest therein) that is a “United States shareholder,” as defined in Section 951(b) of the Code, of the Company for U.S. tax purposes if in any taxable year the Company were classified as a CFC. The Company shall, and the Founders, the Trust and the BVI Entities shall cause the Company and each of the Group Companies to use, reasonable efforts to ensure that the Company will not be or become a PFIC for any taxable year.

[Investors’ Rights Agreement]

9. Corporate Governance.

9.1 General.

(a) From and after the date hereof, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (a “Shareholders’ Meeting”), and shall take all other actions necessary, to give effect to the provisions of this Agreement and each Ancillary Agreement and to ensure the inclusion in the Memorandum and Articles of the rights and privileges of the Shareholders included in this Agreement and the other Ancillary Agreements.

(b) Only matters that are required by applicable Cayman Islands law to be decided by the shareholders of the Company shall be decided by the Shareholders. All other matters in relation to the Company shall be decided by the Board.

(c) The Company shall hold an annual Shareholders’ Meeting.

9.2 Board of Directors.

(a) Number and Composition. The number of Directors constituting the entire Board initially shall be five (5).

(b) Appointment of Directors.

(i) TPG shall have the right in its sole discretion to appoint two (2) Directors to the Board (the “Series A Directors”). The Ordinary Shareholders shall collectively have the right to appoint three (3) Directors to the Board (the “Ordinary Directors”). The Series A Directors will be entitled to be members of all Board committees. The Ordinary Shareholders and TPG shall have the sole right to remove their respective nominees and to reappoint successor Directors. To the extent required by Applicable Law, the Shareholders shall vote the shares owned by them to elect the Series A Directors and the Ordinary Directors. If there is a vacancy in the membership of the Board of Directors at any time, whether due to death, resignation, removal or some other cause, the Shareholders shall cause that vacancy to be filled by a person selected by the Party or Parties hereto that originally nominated the predecessor Director.

(ii) In accordance with Section 9.2(b)(i): Mr. Sing Wang and Mr. Geoffrey Duyk shall be the initial Series A Directors of the Company, and the other Shareholders hereby acknowledge and agree to such appointment. Mr. Michael Xin Hui, Mrs. Wenjuan Xiao and Mr. Yong Zheng Hui shall be the initial Ordinary Directors of the Company, and the other Shareholders hereby acknowledge and agree to such appointment.

(iii) TPG Biotech shall have the right to designate one board observer (the “Observer”), who shall have the right to attend all meetings of the Board and all committees and subcommittees thereof in a non-voting, observer capacity. The Company shall ensure that the Observer receives copies of all notices, minutes, consents, and other materials that are provided to the Directors at the same time and in the same manner as provided to the Directors.

(iv) Each of the PRC Subsidiaries shall establish a board of directors whose size and composition mirrors that of the Board, and each of TPG and TPG Biotech shall have the right to appoint one (1) director to the board of directors of each respective PRC Subsidiary (provided that such appointment complies with PRC law).

(c) Removal and Replacement of Directors.

(i) A Director shall be removed from the Board, with or without cause, upon, and only upon, the affirmative vote of the Shareholders in accordance with this Section 9.2(c)(i). Each Shareholder shall vote its shares for the removal of a Director upon the request of the Shareholder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of a Director.

[Investors’ Rights Agreement]

(ii) In the event any Director resigns or is removed in accordance with Section 9.2(c)(i), the Shareholder that appointed such Director will have the right to appoint such Director’s successor or replacement, and such successor or replacement Director shall be nominated and elected on or as soon as practicable after the date of such resignation or removal. If a Series A Director resigns or is removed, unless the Shareholder that appointed such Director fails to nominate a successor or replacement Director within 10 days after such resignation or removal, neither the Shareholders nor the Board shall transact any business that requires the affirmative approval of either of the Series A Directors until the Shareholders have elected the successor or replacement Director nominated by the appointing Shareholder.

(d) Directors’ Access. Subject to the confidentiality provisions set forth in Section 16, each Director shall be entitled to examine the books and accounts of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Company or any Group Company. The Company shall provide such information relating to the business affairs and financial position of the Company as any Director may reasonably require. Any Director may provide such information to the Shareholder that appointed such Director.

(e) Authority of Board. Subject only to the provisions of this Agreement, the Memorandum and Articles and Cayman Islands law:

(i) the Board shall have ultimate responsibility for management and control of the Company; and

(ii) except where Cayman Islands law specifically requires shareholder approval for a matter, the Board shall make all decisions of the Company without the requirement of shareholder approval. All matters in respect of such decisions must be referred to the Board, and no Shareholder or officer shall take any actions purporting to commit the Company in relation to any such matters without the approval of the Board. Each Shareholder shall cause the Director nominated by such Shareholder, if any, not to take any such actions or authorize any officers to take any such actions.

(f) Chairman of the Board. The Chairman of the Board shall be selected by a majority vote of the Directors. The Chairman shall not have a casting vote.

(g) Committees of the Board. The Company shall create, and the Founders shall cause the Company to create, such committees of the Board as the Investors may reasonably request, including without limitation, audit and compensation committees.

9.3 Board Meetings.

(a) Frequency and Location. Meetings of the Board and of the boards of directors of each respective PRC Subsidiary shall take place contemporaneously at least once every three (3) months. Meetings shall be held In a location approved by a majority of the Directors (including telephonically).

(b) Notice. A meeting may be called by any one of the Directors giving notice in writing to the Company Secretary specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than seven (7) days’ notice shall be given to all Directors; provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 9.3(c), and (ii) may be reduced with the written consent of all of the Directors.

[Investors’ Rights Agreement]

(c) Quorum. All meetings of the Board shall require a quorum of at least three (3) Directors; provided, however, that the quorum must include at least one of the Series A Director(s) and two Ordinary Directors. If such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to the same place and time seven (7) days later and, if at such adjourned meeting, such quorum is still not present, those Directors present shall be deemed a quorum and may transact the business for which the adjourned meeting was originally convened.

(d) Voting. At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Company Secretary, authorize another Director to attend and vote by proxy for such Director at any Board meeting. The adoption of any resolution of the Board shall require the affirmative vote of a simple majority of the Directors present at a duly constituted meeting of the Board. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors are present at such meeting and vote in favor of such resolution.

(c) Telephonic Participation. Directors may participate in Board meetings by of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence for purposes of the quorum provisions of Section 9.3(c).

(f) Expenses. The Company shall reimburse the Directors’ for their reasonable and documented costs of attendance at Board Meetings.

(g) Action by Written Consent. Any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors.

9.4 Director Insurance. From and after the date hereof, the Company shall purchase and, at all times thereafter, maintain Director insurance with a carrier reasonably acceptable to the Investors with the amount of the coverage determined by simple majority vote of the Board (which simple majority must include at least one of the Series A Directors).

9.5 Acts of the Company. Subject to Section 9.6, in addition to any other vote or consent required in the Memorandum and Articles or by the Companies Law, no Group Company shall take any of the following actions without the prior approval of the Board of Directors including in each case the affirmative vote (or written consent) of at least one of the Series A Directors (where transactions below are denominated in U.S. currency, the equivalent RMB amount shall be calculated based on the average of the US$ buying and selling rates announced by the People’s Bank of China on the Business Day immediately preceding the date of such transaction):

(a) the merger, amalgamation or consolidation of the Company or any other Group Company with any Person or any transaction in which the members of the Company or the members of any other Group Company immediately before such transaction together with their Affiliates do not own or control at least a majority of the voting power of the surviving entity immediately after such transaction, or the sale, lease, exchange, transfer, contribution, mortgage, pledge, encumbrance or other disposition of all or substantially all of the assets of the Company or any other Group Company (whether in an individual transaction or a series of related transactions)

(b) the purchase or other acquisition by any Group Company (whether individually or in combination with the Company or any other Group Company) of all or substantially all of the assets of another Person, or the making of any joint venture or partnership arrangement, or the formation of any subsidiary, or any voluntary dissolution, winding-up, liquidation of the Company or any other Group Company, or any increase, reduction, alteration or re-classification of authorized share capital of the Company or any other Group Company;

[Investors’ Rights Agreement]

(c) any sale, mortgage, pledge, lease, transfer or other disposition of any assets of the Company or any other Group Company (i) if such sale, mortgage, pledge, lease, transfer or other disposition is outside the ordinary course of business of the Company or any Group Company, and (ii) if the total value of such assets, when combined with the total value of assets otherwise sold, mortgaged, pledged, leased, transferred or otherwise disposed of during the immediately preceding 12 months in similar transactions, exceeds US$300,000;

(d) other than the approval of grants of any securities pursuant to the ESOP that are not on non-standard terms (including the subsequent issuance of securities in connection with the exercise of any options), the authorization, creation, sale or issuance of equity, equity-related or debt securities, by the Company or any Group Company;

(e) the repurchase or redemption of any equity securities of the Company other than the redemption of Series A Shares pursuant to the Memorandum and Articles;

(f) the declaration or payment of any dividends prior to the consummation of a Qualified Public Offering (other than a Pre-Closing Earnings Dividend);

(g) the adoption or termination of, or material amendment to the terms (including the number of options reserved for issuance, the vesting period and exercise price of options) of any stock option, share purchase, share bonus or other equity incentive plans, agreements or arrangements of any Group Company (including the ESOP), and the approval of grants of any options thereunder to employees or consultants of the Group Company on non-standard terms;

(h) a material amendment to the terms of the Founder ESOP (including the number of options reserved for issuance, the vesting period and exercise price of options), insofar as such as material amendment relates to options previously issued to, or reserved for issuance to, employees of any Group Company;

(i) the engaging in, entrance into or amendment of the material terms of any agreement or transaction between the Company or any other Group Company on the one hand, and any shareholder, member, director or employee of any Group Company, or any immediate family member of any of the Founders, or any Affiliate of an equityholder of any Group Company, on the other (including without limitation the entrance into or any amendment of the material terms of any agreement or the payment of any amounts to Jiecai), including the incurrence of any indebtedness for borrowed money, other than (a) transactions between Group Companies that are made in the ordinary course of business on arms-length terms and do not otherwise adversely affect the rights or interests of the holders of Series A Shares and (b) except as otherwise provided in this Section 9.5(i), the entering into, amendment of material terms of, or payments made to employees or directors of the Group Companies in connection with their employment with, or service as a director of, such Group Companies.

(j) the incurrence of any indebtedness for borrowed money or the issuance, assumption, guarantee or creation of any liability for borrowed money, unless such borrowing has been approved in the Annual Business Plan for such financial year, provided, however, that the Group Companies as a whole may during each annual period borrow up to US$300,000 in the aggregate in excess of amounts set forth in the Annual Business Plan;

(k) any capital expenditure unless such expenditure is made pursuant to the Annual Business Plan;

(l) the acquisition of any shares, equity interest, or debt securities of any Person, other than;

[Investors’ Rights Agreement]

(i) marketable debt securities denominated in (i) US dollars, or (ii) any currency that is freely tradable and freely convertible into US dollars and/or (iii) RMB (in each case) issued by, or unconditionally guaranteed by the government of the United States of America and/or the PRC which are not convertible into any other form of security and having not more than 12 months (from such time) or final maturity; and;

(ii) certificates of deposit or notes or commercial paper denominated in (i) US dollars, or (ii) any currency that is freely tradable and freely convertible into US dollars and/or (iii) RMB issued by (a) any bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of BBB + or higher by Standard & Poor’s Baal or higher by Moody’s, or (in the case of RMB denominated certificates of deposit, notes or commercial paper) by any of the five (5) largest commercial banks in the PRC, provided that such certificates of deposits, notes, or commercial paper, mature no more than 12 months from such time; and/or

(m) any increase or decrease in the authorized size of the board of directors of the Company or any other Group Company or any committee thereof;

(n) any material change in accounting principles of the Company or any Group Company, except as required by applicable law, or the appointment or change of the auditors of the Company or any other Group Company;

(o) the approval of, or material amendment to any Annual Business Plan, or the undertaking of any business activities materially different from those described in the Annual Business Plan, or the cessation of any material business undertaking of the Company or any other Group Company, or the entering into of any agreement or understanding that may result in any restriction or limitation on the right of the Company or any Group Company to pursue or engage in a New Line of Business, including the biology and preclinical testing services businesses;

(p) the hiring or dismissal, and determination of compensation of the Chief Executive Officer, Chief Financial Officer, Head of Business Development and the Chief Science Officer (or other comparable position) of the Company or any other Group Company;

(q) the engaging in or entrance into any Service Agreement that provides for indemnification of the contractual counterparty for infringement of third-party intellectual property rights, provided that if the Company informs the Investors that if the relevant Group Company fails to accede to a request for the foregoing indemnification from an existing or potential customer there is a substantial likelihood (with respect to an existing customer) that such Group Company will significantly damage its relationship with such customer or lose such customer and (with respect to a potential customer) there is a substantial likelihood that such Person will not do business with such Group Company, no Series A Director consent shall be required;

(r) the entry into, termination or material amendment of any material Service Agreement. For purposes of this subparagraph (r), “material” shall mean any Service Agreement that could reasonably be expected to generate more than US$2 million in revenue during any annual period; and

(s) the amendment or waiver of any provisions of the Memorandum or Articles or any other constitutional documents of the Company or any Group Company.

9.6 Termination of Corporate Governance Provisions. The rights and covenants set forth in Sections 9.1 through 9.5 shall terminate upon the earlier of (i) the closing of a Qualified Public Offering, (ii) a Liquidation Event or (iii) at such time as the Investors, collectively, own less than twenty percent (20%) of the Series A Shares (or the Conversion Shares issued upon the conversion of such Series A Shares) originally purchased by the Investors at the Closing.

[Investors’ Rights Agreement]

10. Additional Agreements and Covenants

10.1 ESOP.

(a) At the first meeting of the Board following the Closing, the Company shall adopt, and the Founders and the Ordinary Shareholders shall cause the Company to adopt, on terms acceptable to the Series A Directors, an employee equity incentive plan (“ESOP”). The Company shall reserve an agreed number of Ordinary Shares within a range of five percent (5%) to ten percent (10%) of the total outstanding Ordinary Shares on a fully-diluted, as-converted basis after giving effect to the issuance of any stock options under such plan for allocation to employees, officers, directors or consultants of the Company or any Group Company pursuant to the ESOP. No grants shall be made or approved under the ESOP unless the Company achieves the Net Profit Guarantee in accordance with Section 8.4 of the Securities Purchase Agreement,

(b) Unless the Board of Directors of the Company (including the affirmative vote of at least one Series A Director) determines otherwise, all shares, options or other securities issued to recipients pursuant to the ESOP shall be subject to the following vesting schedule: twenty-five percent (25%) to vest on the first anniversary of such issuance, twenty-five percent (25%) to vest on the second anniversary of such issuance, twenty-five percent (25%) to vest on the third anniversary of such issuance and twenty-five percent (25%) to vest on the fourth anniversary of such issuance. Except as agreed by the Series A Director(s) or as provided by the terms of the ESOP, there shall be no other accelerated vesting of options pursuant to the ESOP.

(c) Notwithstanding the foregoing, within sixty (60) days following the Closing, ChemExplorer Investment Holdings Limited (BVI) and/or ChemPartner Investment Holdings Limited (BVI) and the Company shall establish an equity incentive program for employees and consultants of the Group Companies (the “Founder ESOP”). The equity incentives granted under the Founder ESOP shall consist of Ordinary Shares and/or options to purchase Ordinary Shares held by ChemExplorer Investment Holdings Limited (BVI) and/or ChemPartner Investment Holdings Limited (BVI). Mr. Hui shall, at least fifteen (15) days prior to the date of establishment of the Founder ESOP, deliver a written notice to the Investors setting forth (i) the number of Ordinary Shares and/or options to purchase Ordinary Shares that shall be granted pursuant to the Founder ESOP and (ii) the list of Persons who shall be eligible to receive such grants under the Founder ESOP. Any equity incentives granted to employees of any Group Company under the Founder ESOP shall be subject to the same vesting schedule as those incentives granted under the ESOP as described in Section 10.1(b) above. Mr. Hui shall have sole discretion to determine the number of Ordinary Shares and/or options to purchase Ordinary Shares to be granted pursuant to the Founder ESOP; provided that Mr. Hui shall at all times ensure that the granting of such Ordinary Shares and/or options to purchase Ordinary Shares would not result (assuming the exercise of all options to purchase Ordinary Shares granted pursuant to the Founder ESOP) in Mr. Hui, Mrs. Xiao, the Ordinary Shareholders and the Immediate Family Members, collectively, relinquishing Control of more than fifty percent (50%) of the outstanding shares of the Company on a Fully-Diluted Basis (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares).

(d) Without the consent of the Series A Directors), no grants of options shall be made under the ESOP or to any employee of a Group Company under the Founder ESOP. Any issuance of shares in excess of the number of the shares allocated for the ESOP which has not been otherwise approved by the Board (including at least one of the Series A Directors) shall be deemed an issuance of New Securities.

(e) Holders of five percent (5%) or more of the outstanding Ordinary Shares of the Company shall not be eligible to receive grants of stock options pursuant to the ESOP.

[Investors’ Rights Agreement]

10.2 Qualified Public Offering. Subject to Applicable Laws, the Company and the Founders shall use their commercially reasonable best efforts to effect the closing of a Qualified Public Offering within five (5) years after the dale of this Agreement. In the event of a Qualified Public Offering, the Company and the Founders agree to use their respective reasonable best efforts, subject to Applicable Laws, to minimize restrictions on the sale or transfer of any Series A Shares (or Ordinary Shares that have been converted from such Series A Shares).

10.3 Company Sale Right.

(a) Basic Requirements. In the event that any time following the fifth (5th) anniversary of the Closing Holders representing a majority of the Series A Shares (the “Initiating Shareholders”) receive a legally binding offer (a “Binding Offer”) to acquire more than fifty percent (50%) of the Company’s issued and outstanding equity securities or assets (whether structured as a merger, consolidation, share exchange, asset purchase or otherwise) (a “Company Sale”), if

(i) a notice of intent to effect the Company Sale (a “Notice of Company Sale”) is delivered to each other Shareholder (the “Non-Exiting Shareholders”) by the Initiating Shareholders, and

(ii) unless waived by Shareholders holding a majority of the outstanding Ordinary Shares (on a fully-diluted basis), the proposed Company Sale reflects a payment or distribution to the Shareholders of at least Fair Market Value, then the other Shareholders shall, and hereby agree to, promptly vote their Shares (and the Founders and the Trust shall vote all of the equity interests Controlled by them in the BVI Entities to approve, and to cause the Company to approve, and to otherwise facilitate) and lake all other requisite or desirable action to approve, participate in and cooperate to effect, and shall promptly cause the Company and the Board to approve and effect, the Company Sale in accordance with the terms of this Section 10.3.

(b) Company Sales Other than Share Acquisitions; Company Sales Involving Non-Cash Consideration.

(i) The Parties hereto acknowledge and agree that regardless of how a Company Sale is structured (including other than as a share acquisition), the Parties hereto shall vote their shares and take such other action as is necessary or appropriate to effect the distribution of the proceeds from such Company Sale to the Shareholders in accordance with the terms of Memorandum and Articles. Without limitation of the foregoing and subject to applicable law, each Shareholder hereby agrees to vote its shares to cause the Company to distribute the maximum proceeds available from a Company Sale and, to the extent necessary, each Shareholder agrees to execute a plan of distribution as between Shareholders which has the effect of distributing the consideration received in connection with a Company Sale in accordance with the provisions of the Memorandum and Articles to the extent permitted by Applicable Laws.

(ii) In the event of a Company Sale, such as a sale of assets or other transaction, in which the consideration received by the Company is other than cash, the value of such non-cash consideration will be determined in accordance with Article 128(d) of the Memorandum and Articles.

10.4 Non-Competition.

(a) Each Founder undertakes to the Investors that until such time when the Investors (or their successors, permitted transferees and assignees) no longer directly or indirectly own any Equity Securities in the Company, he or she will not, and will ensure that any other Person that he directly or indirectly Controls or holds equity interests in (other than the Group Companies) will not, without the prior written consent of the Holders:

(i) enter, directly or indirectly, into any business that competes directly or indirectly with the business of any Group Company as currently conducted and as presently proposed to be conducted;

[Investors’ Rights Agreement]

(ii) solicit for himself or any entity other than a Group Company the business or a customer or client of any Group Company; or

(iii) persuade, solicit or encourage any employee or consultant of a Group Company to leave a Group Company’s employ or terminate any consulting arrangement

(b) Each and every obligation under clause (a) of this Section 10.4 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(c) The Parties agree that the restrictive covenants contained in clause (a) of this Section 10.4 are reasonable and necessary for the protection of the Group Companies and the Investors, and further agree that the said covenants are not excessive or unduly onerous upon the Founders. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Group Companies or the Investors, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

10.5 Maintenance of Licenses. The Company shall use reasonable best efforts to ensure that all Licenses are, and will remain, in full force and effect at all times following the Closing (to the extent such Licenses continue to be required under Applicable Law for the conduct of the Company’s business) during which any Investor or any transferees own(s) Series A Shares or Conversion Shares.

10.6 Conduct of Business. As long as any Investor holds any Series A Shares, (a) the Company shall not, (b) the Founders shall cause the Company and any other Persons directly or indirectly Controlled by them not to, and (c) the Company shall ensure that the Company’s Subsidiaries and their respective officers, directors, and representatives shall not, make, directly or indirectly, any payment, loan or gift of any money, or anything of value to, or for the use of, any government official (including an official of a government-owned or controlled entity), any political party or official, or any candidate for political office, or any other person where it knows or has reason to know that such payment, loan or gift would be given directly or indirectly to any government official or political party or official candidate, and they shall not take any action or make any payment (including promises to take action or make payments), in each case for the purpose of inducing any of the foregoing persons to do any act to make any decisions in his or its official capacity (including a decision to fail to perform his or its official function) or use his or its influence with a government or instrumentality in order to affect any act or decision of such government or instrumentality in order to assist the Company or any Investor or their respective Subsidiaries in obtaining or retaining any business or to obtain an unfair competitive advantage or which may cause the Company or any Investor or their respective Subsidiaries to be in violation of, the FCPA or similar laws and regulations. Notwithstanding anything to the contrary in this Section 10.6, any facilitating or expediting payment made to a government official for the purpose of expediting or securing the performance of a routine governmental action by a government official shall not constitute a breach of the covenant made in this Section 10.6.

10.7 Restriction on Transfers to Certain Third Parties. Except in connection with a Company Sale in accordance with Section 10.3:

(a) no Ordinary Shareholder shall and none of the Founders, the Trust and or China Gateway Investment Limited (BVI) shall directly or indirectly Transfer or premit the Transfer of any Equity Securities to WuXi Pharmatech without the consent of the Investors, and no Investor nor any other Holder shall Transfer any Equity Securities to WuXi Pharmatech without the consent of Mr. Hui; and

[Investors’ Rights Agreement]

(b) the Investors and each other Holder shall not, without the written consent of Mr. Hui, engage in one or more related Transfers to a Company located in the PRC or India that is engaged in the chemistry research outsourcing business pursuant to which (i) Equity Securities representing more than fifty percent (50%) of the Equity Securities then owned by the Investors or such other Holder in the aggregate, are Transferred or (ii) the rights of the Investors or such other Holder pursuant to Sections 7, 8, 9, 10 or 11 of this Agreement, are Transferred.

For the avoidance of doubt, the consent of Mr. Hui, whether written or otherwise, shall not be required in connection with any Transfer of Equity Securities by the Investors or another Holder made in accordance with this Agreement unless one of the conditions set forth in Sections 10.7(a), 10.7(b)(1) or 10.7(b)(ii) has been satisfied.

11. Rights of First Refusal and Co-Sale Rights.

11.1 Prohibition on Transfer of Shares.

(a) Founders. Notwithstanding the other terms of this Agreement, and except for Transfers in accordance with Section 11.5, until the earlier of (i) the closing of a Qualified Public Offering, (ii) such time as the Investors collectively own less twenty percent (20%) of the Series A Shares (or the Conversion Shares issued upon the conversion of such Series A Shares) originally purchased by the Investors at the Closing and (iii) a Liquidation Event, except with the prior written consent of the Holders:

(A) the Ordinary Shareholders, regardless of the Founders’ employment status with the Company at the time, shall not directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (“Transfer”) all or any part of any interest in the Equity Securities now or hereafter beneficially owned or held by them;

(B) Mr. Hui, the Trust and Joint Benefit shall not Transfer all or any part of the equity or other interests hereafter beneficially owned or held by them in any of the following Persons: (1) China Gateway Investment Limited (BVI); (2) ChemExplorer Investment Holdings Limited (BVI) and (3) ChemPartner Investment Holdings Limited (BVI);

(C) Mrs. Xiao shall at all times have the power to appoint and replace the trustee of the Trust and to revoke the Trust; no Person other than Mr. Michael Hui and the Persons set forth on Schedule D shall be a beneficiary of the Trust or shall be added as a beneficiary of the Trust; the Trust shall not Transfer all or any part of the equity interests hereafter beneficially owned or held by it in Joint Benefit; and

(D) China Gateway Investment Limited (BVI) shall not Transfer all or any part of the equity interests hereafter beneficially owned or held by it in ChemPartner Investment Holdings Limited (BVI).

(b) Prohibited Transfers Void. Any Transfer of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

[Investors’ Rights Agreement]

11.2 Rights of First Refusal.

(a) Transfer Notice. Except for Transfers in accordance with Section 11.5 and except for Transfers in connection with a Company Sale, which Transfers will not he subject to this Section 11.2, if at any time any Shareholder (a “Transferor”) proposes to Transfer all or any part of any interest in the Equity Securities that are beneficially owned or held by the Transferor, then the Transferor shall give each Holder and Ordinary Shareholder (each an “Offeree”) written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), which shall include the number of Equity Securities to be Transferred and the nature of such Transfer, (ii) the identity (identities) (including name(s) and address(es) of the prospective transferee(s)), and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) Offerees’ Option.

(i) Each Offeree shall have an option for a period of thirty (30) days from its receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice.

(ii) Each Offeree may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share (with any re-allotments as provided below) of the Offered Shares, by notifying the Transferor in writing, before expiration of the thirty-day (30) period set forth in clause (i) as to the number of such Offered Shares which it wishes to purchase (including any re-allotment). For purposes of this clause (ii), each Offeree’s pro rata share of the Offered Shares shall be equal to the number of Offered Shares, multiplied by a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Offeree on the dale of the Transfer Notice and the denominator of which shall be the total number of Ordinary Share Equivalents held by all Exercising Offerees (as defined below) on the date of the Transfer Notice.

(iii) Each Offeree which exercises its right of first refusal under clause (ii) above (an “Exercising Offeree”) shall have aright of re-allotment such that, if any other Offeree fails to exercise the right to purchase its full pro rata share of the Offered Shares, the Exercising Offeree may exercise an additional right to purchase its pro rata share of such unpurchased Offered Shares by notifying the Transferor in writing within ten (10) days after the expiration of the 30-day period described in clause (ii) above. For purposes of this clause (iii), each Exercising Offeree’s pro rata share of the unpurchased Offered Shares shall be equal to the number of unpurchased Offered Shares (rounded to the nearest share), multiplied by a fraction, the numerator of which shall be the number of shares purchased by such Exercising Offeree on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Share Equivalents held by all Exercising Offerees on the date of the Transfer Notice.

(iv) Each Offeree shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Offeree notifies the Transferor in writing of such allocation, and provided further that such Affiliates shall enter into a deed of accession (or other similar instrument) to this Agreement.

(v) If any Offeree gives the Transferor notice that it desires to purchase its pro rata share of the Offered Shares and, as the case may be, its re-allotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed by the Parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after such Offeree’s receipt of the Transfer Notice, unless the Transfer Notice contemplates a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 11.2(c).

[Investors’ Rights Agreement]

(c) Valuation of Property.

(i) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Exercising Offerees shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(ii) If the Transferor and the Exercising Offerees cannot agree on such cash value within seven (7) days after the dale on which the Exercising Offerees notify the Transferor of the exercise of their right of first refusal pursuant to Section 11.2(b)(ii), the valuation shall be made by an appraiser of recognized standing selected by the Transferor and the Exercising Offerees or, if they cannot agree on an appraiser within fourteen (14) days after the Exercising Offerees notify the Transferor of the exercise of their right of first refusal pursuant to Section 11.2(b)(ii), each of the Transferor and the Exercising Offeree shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

(iii) The cost of such appraisal shall be shared equally by the Transferor and the Exercising Offerees, with the half of the cost borne by the Exercising Offerees to be borne pro rata by each based on the number of shares each Exercising Offeree has elected to purchase pursuant to this Section 11.

(iv) If the value of the purchase price offered by the prospective transferee is not determined within the forty-five (45) day period specified in Section 11.2(b)(v) above, the closing of the Exercising Offerees’ purchase of the Offered Shares shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 11.2(c).

11.3 Right of Co-Sale.

(a) Except for Transfers in accordance with Section 11.5 below, to the extent the Holders do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to Section 11.2, each Holder (a “Selling Holder”) which notifies the Transferor in writing within thirty (30) days after receipt of the Transfer Notice referred to in Section 11.2(a), shall have the right to participate in such sale of the remaining Offered Shares on the same terms and conditions as specified in the Transfer Notice.

(i) Such Selling Holder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

(ii) To the extent one (1) or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(b) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (on a fully converted basis) the product obtained by multiplying (i) the aggregate number of the Offered Shares being transferred following the exercise or expiration of all rights of first refusal pursuant to Section 11.2 by (ii) a fraction, the numerator of which is the number of Ordinary Share Equivalents held by the Selling Holder on the date of the Transfer Notice, and the denominator of which is the total number of Ordinary Shares Equivalents held by the Transferor and all Selling Holders on the date of the Transfer Notice.

(c) Each Selling Holder shall reasonably cooperate with the Transferor in connection with the transfer of its Equity Securities to the prospective purchaser. If the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Ordinary Shares, such Selling Holder shall convert, such Equity Securities into Ordinary Shares and deliver certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

[Investors’ Rights Agreement]

(d) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such Equity Securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

11.4 Non-Exercise of Rights.

(a) Subject to any other applicable restrictions on the sale of such shares, to the extent that the Offerees have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 11.2 and the Selling Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 11.3, the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares to the third-party transferee(s) identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice. Within three (3) Business Days after entering into any agreement to sell Offered Shares to a third party under this Section, the Transferor shall furnish each Offeree with a copy of all agreements relating to such sale.

(b) In the event the Transferor does not consummate the sale or disposition of the Offered Shares within sixty (60) days after the expiration of such rights, the Offerees’ first refusal rights and co-sale rights (if applicable) shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c) The exercise or non-exercise of the rights of the Offerees under this Section 11.4 to purchase Equity Securities from a Transferor or, if applicable, participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from a Transferor of Equity Securities or subsequently participate in sales of Equity Securities by a Transferor hereunder.

11.5 Limitations to Rights of First Refusal and Co-Sale.

(a) Notwithstanding the provisions of Sections 11.1, 11.2 or 11.3, ChemExplorer Investment Holdings Limited (BVI) and/or ChemPartner Investment Holdings Limited (BVI) may Transfer Ordinary Shares by granting options to employees of the Company approved by the Board (with the affirmative vole of at least one of the Series A Directors) to purchase such Ordinary Shares in accordance with the Founder ESOP (the “Employee Transferees”). Such Transfers shall not be subject to Sections 11.1, 11.2 or 11.3.

(b) The provisions of Sections 11.1, 11.2 and 11.3 shall not apply to (i) Transfers by ChemExplorer Investment Holdings Limited (BVI) and/or ChemPartner Investment Holdings Limited (BVI) Ordinary Shares in aggregate by transferring securities or granting options to persons who are not employees of the Company pursuant to the Founder ESOP (which Transfers shall not require the affirmative vote of a Series A Director); (ii) Transfers by an Ordinary Shareholder to an Affiliate which agrees to be bound under this Agreement; or (iii) Transfers by the Ordinary Shareholders to a trust or other entity established for Mr. Hui’s or Mrs. Xiao’s bona fide estate or tax planning purposes (iv) Transfers by the Ordinary Shareholders to Mrs. Xiao, Mr. Hui’s spouse, father, daughter or any future children of Mr. Hui (collectively, the “Immediate Family Members”), provided that, in the case of clause (iii), (a) Mr. Hui or Mrs. Xiao (as the case may be) at all times remains as the trustee of such trust or other entity (or has the power to appoint and replace the trustee thereof) and may revoke the trust; (b) each such trust or other entity shall have executed documents, in form and substance reasonably satisfactory to the Investors, agreeing to be bound as a Founder under this Agreement, and (c) Mr. Hui, Mrs. Xiao, the Ordinary Shareholders and the Immediate Family Members, collectively, shall at all times Control more than fifty percent (50%) of the outstanding shares of the Company on a Fully-Diluted Basis (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares); provided further that, in the case of clause (iv), (a) each transferee has entered into an irrevocable Power of Attorney granting Mr. Hui the exclusive power to vote all of the transferred shares; (b) each transferee shall have executed documents, in form and substance reasonably satisfactory to the Investors, agreeing to be bound as a Founder under this Agreement, and (c) Mr, Hui, Mrs. Xiao, the Ordinary Shareholders and the Immediate Family Members, collectively, shall at all times Control more than fifty percent (50%) of the outstanding shares of the Company on a Fully-Diluted Basis (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares).

[Investors’ Rights Agreement]

(c) In addition to the Transfers set forth in clauses (a) and (b) of this Section 11.5, ChemExplorer Investment Holdings Limited (BVI) and ChemPartner Investment Holdings Limited (BVI) may also Transfer up to 10% of the Ordinary Shares held by them as of the dale hereof to any Person, provided, (i) at the time of such Transfer, Mr. Hui, Mrs. Xiao and the Ordinary Shareholders, collectively Control more than fifty percent (50%) of the outstanding shares of the Company (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares) on a Fully-Diluted Basis; (ii) the proposed transferee is not one of the entities set forth on Schedule E (which Schedule may not contain more than seven (7) entities at any one time and which may be updated (subject to the foregoing limitation) once every six months and upon forty-five (45) days written notice to the Ordinary Shareholders); and such Transfer shall be subject to the provisions of Sections 11.2 and 11.3 but shall not be subject to the provisions of Section 11.1.

(d) Any transferee of more than 1% of the aggregate Ordinary Shares of the Company on a Fully-Diluted Basis pursuant to clause (a), (b) or (c) of this Section 11.5 shall, as a precondition to such Transfer, agree in writing to be bound as a Shareholder by all of the provisions of this Agreement; provided that any transferee of more than 5% of the aggregate Ordinary Shares of the Company on a Fully-Diluted Basis pursuant to clause (a), (b) or (c) of this Section 11.5 shall, as a precondition to Transfer, agree in writing to be bound as a Founder by all of the provisions of this Agreement.

(e) Any Person that proposes a Transfer pursuant to this Section 11.5 shall, at least five (5) days prior to such transfer, provide written notice of such proposed Transfer to the Investors, which notice shall set forth in reasonable detail the specifics of such proposed Transfer, including the names of the transferor and transferee and the number of shares or equity interests proposed to be transferred.

11.6 Additional Limitations on Transfer Restrictions.

(a) The provisions of Section 11.1 shall not apply to the following Transfers:

(i) (a) Transfers by Mr. Hui or the Trust (as the case may be) of equity or other interests beneficially owned or held by either of them in (1) China Gateway Investment (BVI); (2) ChemExplorer Investment Holdings Limited (BVI); (3) ChemPartner Investment Holdings Limited (BVI); or (4) Joint Benefit, to an Affiliate which agrees to be bound under this Agreement; (b) Transfers by Joint Benefit of equity or other interests beneficially owned or held by it in (l) China Gateway Investment (BVI); (2) ChemExplorer Investment Holdings Limited (BVI); or (3) ChemPartner Investment Holdings Limited (BVI), to an Affiliate which agrees to be bound under this Agreement; or (c) Transfers by China Gateway Investment BVI of equity interests beneficially owned or held by it in ChemPartner Investment Holdings Limited (BVI) to an Affiliate which agrees to be bound under this Agreement (each, an “SPV Shares Transfer”);

[Investors’ Rights Agreement]

(ii) an SPV Shares Transfer to a trust or other entity established for Mr. Hui’s or Mrs. Xiao’s bona fide estate or tax planning purposes; or

(iii) an SPV Shares Transfer to an Immediate Family Member,

provided that, in the case of clause (ii), (a) Mr. Hui or Mrs. Xiao (as the case may be) at all times remains as the trustee of such trust or other entity (or has the power to appoint and replace the trustee thereof) and may revoke the trust; (b) each such trust or other Person shall have executed documents, in form and substance reasonably satisfactory to the Investors, agreeing to be bound under this Agreement, and (c) Mr. Hui, Mrs. Xiao, the Ordinary Shareholders and the Immediate Family Members, collectively, shall at all times Control more than fifty percent (50%) of the outstanding shares of the Company on a Fully-Diluted Basis (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares); provided further that, in the case of clause (iii), (a) each transferee shall have executed documents, in form and substance reasonably satisfactory to the Investors, agreeing to be bound under this Agreement, and (b) Mr. Hui, Mrs. Xiao, the Ordinary Shareholders and the Immediate Family Members, collectively, shall at all times Control more than fifty percent (50%) of the outstanding shares of the Company on a Fully-Diluted Basis (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares).

(b) (i) Subject to the terms of this Agreement, SPV Shares Transfers of equity interests in the BVI Entities and Joint Benefit representing, in the aggregate, up to ten percent (10%) of the Ordinary Shares held by ChemPartner Investment Holdings Limited (BVI) and ChemExplorer Investment Holdings Limited (BVI) as of the date hereof shall be permitted, provided that (A) at the time of such Transfer, Mr. Hui, Mrs. Xiao and the Ordinary Shareholders, collectively Control more than fifty percent (50%) of the outstanding shares of the Company (for purposes of the foregoing computation, ChemExplorer Investment Holdings Limited (BVI) shall be deemed to Control the Charged Shares) on a Fully-Diluted Basis; and (B) the proposed transferee is not one of the entities set forth on Schedule E; and such SPV Share Transfers shall not be subject to the provisions of Section 11.1.

(ii) For purposes of this Section 11.6(b), the Ordinary Shares beneficially owned or held by any potential transferor shall be calculated based on the product of (x) the Ordinary Shares held by ChemPartner Investment Holdings Limited (BVI) and ChemExplorer Investment Holdings Limited (BVI) as of the date hereof and (y) the direct or indirect (as the case may be) percentage equity interest held by the potential transferor in ChemPartner Investment Holdings Limited (BVI) and ChemExplorer Investment Holdings Limited (BVI).

(c) Any Person that proposes a Transfer pursuant to this Section 11.6 shall, at least five (5) days prior to such transfer, provide written notice of such proposed Transfer to the Investors, which notice shall set forth in reasonable detail the specifics of such proposed Transfer, including the names of the transferor and transferee and the number of shares or equity interests proposed to be transferred. If the Investors believe in good faith that the proposed transfer could result in a charge being taken against the Company’s earnings, adversely impact the financial statements of the Company or the Company’s ability to complete an initial public offering, a meeting of the Board shall be convened to discuss the potential impact of the proposed transfer, and the transferor shall not complete the proposed transferor until after such meeting has been concluded.

(d) For the avoidance of doubt, (i) each of the Transfers permitted in this Section 11.6 shall be subject to the rights of first refusal and co-sale rights of the Investors under Sections 11.2 and 11.3, and (ii) the permitted Transfers set forth in Section 11.6(b) shall not be in addition to those set forth in Section 11.5(c).

[Investors’ Rights Agreement]

11.7 Prohibited Transfers.

(a) In the event any Transferor should sell any Equity Securities in contravention of Sections 11.1, 11.2 or 11.3 (each a “Prohibited Transfer”), the non-breaching Offerees, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferor shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, the non-breaching Offerees shall have the right to sell to the Transferor the type and number of Equity Securities equal to the number of Equity Securities the non-breaching Offerees would have been entitled to purchase under Section 11.2. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares arc to be sold to the Transferor shall be equal to the higher of fair market value and the price per share paid by the third-party transferee(s) to the Transferor in a Prohibited Transfer. The Transferor shall also reimburse the nonbreaching Offerees for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such non-breaching Offerees’ rights under Section 11. For purposes of this Section 11.7, fair market value shall be determined by an independent, reputable investment bank retained by the non-breaching Offerees;

(ii) Within ninety (90) days after the later of the dates on which the nonbreaching Offerees (A) received notice of a Prohibited Transfer or (B) otherwise becomes aware of a Prohibited Transfer, the non-breaching Offerees shall, if exercising the option created hereby, deliver to the Transferor the certificate or certificates representing shares to be sold under this Section 13.7 by the non-breaching Offerees, each certificate to be properly endorsed for transfer.

(iii) The Transferor shall, upon receipt of the certificate or certificates for the shares to be sold by the non-breaching Offerees, pursuant to this Section 11.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 11.7(b)(i), in cash or by other means acceptable to the non-breaching Offerees.

(iv) Notwithstanding the foregoing, any attempt by the Transferor to transfer Equity Securities in violation of this Section 11 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the Offeree of such shares without the written consent of the Holders who hold at least 66.67% of the outstanding Series A Preferred Shares.

12. Assignments and Transfers; Third Party Beneficiaries. Except with respect to the transfer of Registration Rights, which is governed by Section 6.4 of this Agreement, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Except as otherwise provided in this Agreement, the rights of any Holder hereunder shall be assignable (i) to an Affiliate of such Holder or (ii) to any other assignee or transferee to whom such Holder Transfers at least twenty percent (20%) of the Series A Shares originally purchased by the Investors at the Closing, provided in each case that such transferee agrees in writing to be bound by the terms hereof. No such assignment shall relieve any Holder of its obligations hereunder. This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

[Investors’ Rights Agreement]

13. Legend.

13.1 Each existing or replacement certificate for shares now owned or hereafter acquired by the Ordinary Shareholders or a Holder or issued to any person in connection with a transfer pursuant to Section 11 hereof shall bear the following legend upon its face:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY DATED AS OF SEPTEMBER 7, 2007, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY AND MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.”

13.2 The Ordinary Shareholders and the Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 13.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The second paragraph of the legend shall be removed upon termination of this Agreement.

14. Effect of Change in Company’s Capital Structure. With respect to the calculation of Equity Securities and Ordinary Share Equivalents pursuant to this Agreement, appropriate adjustments shall be made to reflect stock dividends, stock splits, reverse stock splits, combinations, reclassifications or similar changes in the capital structure of the Company.

15. Further Instruments and Actions. Each of the Parties agrees to from time to time execute and deliver, or cause to be executed and delivered, such further documents and other instruments and to take such further actions as may reasonably be necessary to effectively carry out the intent of this Agreement.

16. Confidentiality

16.1 General Obligation. Each Party undertakes to the other Parties that it shall not reveal, and that it shall procure that its respective directors, observers, equity interest holders, current or prospective partners, members, advisors and bankers, officers, employees, agents, consultants, auditors and professional advisors (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of the Company or the concerned Party, as the case may be, or use any Confidential Information in such manner that is detrimental to the Company or the concerned Party, as the case may be. The term “Confidential Information” as used in this Section 16 means, (a) any information concerning the organization, business, strategy, intellectual property, current and prospective customers, technology, safety records, investment, finance, transactions or affairs of any Party or any Group Company or any of their respective directors, officers or employees (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement); (b) the terms of this Agreement and the terms of any of the other Ancillary Agreements, and the identities of the Parties and their respective Affiliates; and (c) any other information or materials prepared by a Party or any Group Companies or Its Representatives that contains or otherwise reflects, or is generated from, Confidential Information. The Company and the Founders shall procure that each of the other Group Companies, and the Investors shall procure that the Series A Directors and the observer appointed by them, respectively, shall comply with the obligations set forth in this Section 16 as if each were a Party to this Agreement.

[Investors’ Rights Agreement]

16.2 Exceptions. The provisions of Section 16.1 shall not apply to:

(a) disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of the Representatives in violation of this Agreement;

(b) disclosure by a Party to a Representative; provided that such Representative (i) is under a similar obligation of confidentiality or (ii) is otherwise under a binding professional obligation of confidentiality;

(c) disclosure by a Party to its Affiliates and their respective Representatives; provided that each such Affiliate and Representative (i) is under a similar obligation of confidentiality, or (ii) is otherwise under a binding professional obligation of confidentiality and provided further that, in the case of an Affiliate, such Affiliate is not a competitor of the Company;

(d) disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange on which the shares of a Party or its parent company are listed or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

(e) disclosure by an Investor to any of its limited partners, provided that each such limited partner is under a similar obligation of confidentiality.

16.3 Publicity. Except as required by law, by any Governmental Authority, by any relevant stock exchange on which the shares of a Party or its parent company are listed or otherwise agreed by all the Parties, no press release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without the prior written consent of all the other Parties. None of the Group Companies or the Founders shall, and the Founders shall procure that none of the Group Companies shall, issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, or use the name of the Texas Pacific Group or any of its respective Affiliates without obtaining in each instance the prior written consent of TPG.

17. Term and Termination

17.1 Effective Date; Termination. This Agreement shall become effective upon the execution hereof by all of the Parties and, except where earlier termination is provided for herein, shall continue in effect until the earlier to occur of (a) the date on which the Holders no longer hold any Ordinary Shares or any Ordinary Share Equivalents and (b) any date agreed upon in writing by all of the Parties, provided that the provisions of the following sections shall terminate and be of no further force and effect upon the closing of a Qualified Public Offering: Section 7 (Preemptive Rights), Section 8 (Information and Inspection Rights), Section 9 (Corporate Governance), Section 10 (Additional Agreements and Covenants), and Section 11 (Right of First Refusal and Co-Sale).

17.2 Consequences of Termination. If this Agreement is terminated pursuant to Section 17.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 17 and Section 5 (Indemnification), Section 16 (Confidentiality), Section 18.1 (Governing Law), Section 18.5 (No Agency), Section 18.6 (No Partnership) and Section 18.11 (Dispute Resolution). Nothing in this Section 17.2 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

[Investors’ Rights Agreement]

18. Miscellaneous

18.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

18.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

18.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

18.4 Notices. Any and all notice required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier date as may be confirmed in writing to the sender by such courier service. Any notice given pursuant to this Section 18.4 shall be addressed to the address or facsimile number of the receiving Party as set forth on its respective signature page hereof or at such other addresses as such Party may designate by ten (10) days advance written notice to the other Parties hereto.

18.5 No Agency. No Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, except as authorized by the Board. For the purposes of this Section, unless acting expressly solely in its capacity as a Shareholder, any Shareholder who is a director or officer or employee of a Group Company acting in the ordinary course of business of such Group Company shall be conclusively deemed to act for and on behalf of, and shall not be regarded as acting as an agent of, such Group Company. Any Shareholder that takes any action or binds the Company in violation of this Section shall be solely responsible for, and shall indemnify the Company and each other Shareholder against, any losses, claims, damages, liabilities, judgments, lines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) that the Company, or such other Shareholders, as the case may be, may at any time become subject to or liable for by reason of such violation. The provisions of this Section 18.5 shall survive the termination of this Agreement.

18.6 No Partnership. The Shareholders expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law. The Shareholders do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders. To the extent that any Shareholder, by word or action, represents to another Person that any Shareholder is a partner or that the Company is a partnership, the Shareholder making such representation shall be liable to any other Shareholders that incur any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any pending or threatened legal action or proceeding) arising out of or relating to such representation. The provisions of this Section 18.6 shall survive the termination of this Agreement.

18.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by (i) the Company, (ii) each Holder, and Ordinary Shareholders holding at least a majority of the then outstanding Ordinary Shares.

18.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall he interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Investors’ Rights Agreement]

18.9 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Memorandum and Articles constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

18.10 New Management Shareholders. If, as a result of any transaction, any officer or any other employee of the Company proposes to acquire shares which, together with any shares already owned by such officer or employee, would represent five percent (5%) or more of the issued and outstanding Ordinary Shares on a fully-diluted basis, it shall be a condition precedent to such acquisition that such officer or employee shall, and the Company, and the Founders and each of the BVI Entities shall, cause such officer or employee to execute and deliver to the Investors a letter agreement in the form attached hereto as Exhibit A, pursuant to which such officer or employee agrees to be bound by the provisions of this Agreement as a Founder.

18.11 Avoidance of Restrictions. The Parties agree that the transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Equity Securities indirectly through a company or other entity that can itself be sold in order to dispose of any interest in Equity Securities free of such restrictions. Any Transfer of any shares (or other interest) of any such company or entity controlled by or directly or indirectly owned by a Founder shall (unless otherwise provided in Section 11.6 of this Agreement) be treated as a Transfer of Equity Securities held by such Founder, and the provisions of this Agreement that apply in respect of the Transfer of Equity Securities shall apply in respect of such Transfer of interests in such company or entity.

18.12 Dispute Resolution.

(a) The Parties agree to negotiate in good faith to resolve any dispute, controversy or difference between them arising out of, in connection with or relating to, this Agreement (any such dispute, controversy or difference, a “Dispute”), and for such purpose shall nominate one senior officer of the rank of Vice President or higher as its representative. These representatives shall, within fifteen (15) days of a written request by either Party to call such a meeting, meet in person and alone (except for one assistant for each Party) and shall attempt in good faith to resolve the Dispute. If the Dispute cannot be resolved by such senior managers within thirty (30) days of the written meeting request, either Party may thereafter submit the Dispute for arbitration in accordance with Section 18.12(b) below.

[Investors’ Rights Agreement]

(b) Any dispute not resolved under Section 18.12(a) shall be resolved through arbitration pursuant to this Section 18.12(b). The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Rules in effect at the time of the arbitration. There shall be three arbitrators. Each of the following: (i) the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”), and (ii) the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”), shall select one arbitrator. The party commencing the arbitration shall nominate his arbitrator at the time of filing the demand for arbitration. The respondent shall nominate his arbitrator within thirty (30) days after receiving the demand for arbitration. Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list. The Centre shall select the third arbitrator. Each arbitrator shall be qualified to practice law in New York. If either party docs not appoint an arbitrator who has consented to participate within the time set forth above, the relevant appointment shall be made by the Centre. The arbitration proceedings shall be conducted in English. If the UNCITRAL Rules are in conflict with the provisions of this Section 18.12(b) including the provisions concerning the appointment of arbitrators, the provisions of this Section 18.12(b) shall prevail. The arbitration tribunal shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply any other substantive law. In making their award, the arbitrators shall have the authority to award attorney’s fees and other costs and expenses of the arbitration as they deem just and appropriate under the circumstances. Each Party hereto shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitration proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such Party. The award shall be issued within six (6) months of the constitution of the arbitration tribunal, provided, however, that the arbitration tribunal shall, upon a finding that it is impracticable to meet such deadline consistent with its primary obligation justly to determine the controversy before it, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of its award. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award. The Parties shall cooperate and use their respective reasonable best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or in any other jurisdiction of any arbitration award made by the tribunal. A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

[The remainder of this page has been intentionally left blank]

[Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY: SHANGPHARMA CORPORATION

By:
	Name:	Wenjuan Xiao
	Capacity:	Director

Address: Cricket Square, Hutchins Drive, PO Box 268 Grand Cayman, KY1-1111, Cayman Islands

Attention:	Michael Xin Hui
Fax:	8621-5254001

ORDINARY SHAREHOLDER:

CHEMEXPLORER INVESTMENT HOLDINGS LIMITED (BVI)

By:
Name:	Wenjuan Xiao
Capacity:	Director

Address: Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town Tortola, British Virgin Islands

Attention:	Michael Xin Hui
Fax:	8621-52540010

ORDINARY SHAREHOLDER: CHEMPARTNER INVESTMENT HOLDINGS LIMITED (BVI)

By:
Name:	Wenjuan Xiao
Capacity:	Director

Address: Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town Tortola, British Virgin Islands

Attention:	Michael Xin Hui
Fax:	8621-52540010

CHEMEXPLORER COMPANY LIMITED (HK)

By:
Name:	Wenjuan Xiao
Capacity:	Director

Address: 3/F, Shun Feng International Centre, 182 Queen’s Road East, Hong Kong

Attention:	Michael Xin Hui
Fax:	8621-52540010

CHINA GATEWAY LIFE SCIENCE (HOLDINGS) LIMITED (HK)

By:
Name:	Wenjuan Xiao
Capacity:	Director

Address: 3/F, Shun Feng International Centre, 182 Queen’s Road East, Hong Kong

Attention:	Michael Xin Hui
Fax:	8621-52540010

CHINA GATEWAY INVESTMENT LIMITED (BVI)

By:
Name:	Wenjuan Xiao
Capacity:	Director

Address: Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town Tortola, British Virgin Islands

Attention:	Michael Xin Hui
Fax:	8621-52540010

JOINT BENEFIT: JOINT BENEFIT GROUP LIMITED

By :
Name:	Wenjuan Xiao
Capacity:	Director

Address: Portcullis TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands

Attention: Mr. John Wong
Fax: 852-2526-0090

FOUNDER:

MICHAEL XIN HUI

Lane 569 Xin Hua Road No. 99, Building 3, Apt. 1701, Shanghai, China 200052

Attention:	Michael Xin Hui
Fax:	8621-52540010

FOUNDER:

WENJUAN XIAO

Address:

Room 1602, Building 8, 999 Zhaojiabang Road, Shanghai, China 200030

Attention: Wenjuan Xiao
Fax: 8621-54251923

INVESTOR:

TPG Star Charisma Ltd.

By:
Name: Clive Bode
Capacity: Vice-President

Address:

301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
USA

Attention: Legal Department
Fax: +1 (817) 871-4010

[Investors’ Rights Agreement]

Signature Page of the Investor

INVESTOR:

TPG Biotech II Charisma Ltd.

By:
Name: Clive Bode
Capacity: Vice-President

Address:

301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
USA

Attention: Legal Department
Fax: +1 (817) 871-4010

[Investors’ Rights Agreement]

Signature Page of the Investor

SCHEDULE A

ORDINARY SHAREHOLDERS

ChemExplorer Investment Holdings Limited (BVI)

ChemPartner Investment Holdings Limited (BVI)

Schedule A

SCHEDULE B

INVESTORS

TPG Star Charisma Ltd.

TPG Biotech II Charisma Ltd.

Schedule B

SCHEDULE C

[Intentionally omitted]

Schedule C

SCHEDULE D

PERMITTED BENEFICIARIES OF THE TRUST

Mrs. Wenjuan Xiao

Mr. Hui Yongzheng

Ms. Yan Yanqing

Miss Hui Winnie

Issue of Mr. Michael Hui

Schedule D

SCHEDULE E

PROHIBITED TRANSFEREES

[Intentionally left blank]

Schedule E

EXHIBIT A

FORM OF LETTER AGREEMENT OF PROSPECTIVE [1%][5%] SHAREHOLDER

[DATE]

To the Investors Listed on Schedule B

of the Securities Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of July     , 2007, (“SPA”) by and among China Gateway Holdings, a company incorporated and existing under the laws of the Cayman Islands (the “Company”); the Company Warrantors, the Investors, the Trust, Joint Benefit and the Founders (as such Parties are defined in the SPA). Capitalized terms used herein but not defined have the respective meanings assigned thereto in the SPA.

The undersigned shareholder hereby represents and warrants that the undersigned owns                                          Ordinary Shares of the Company as of the date hereof. The undersigned hereby agrees to become a party to and to be bound by the provisions of the SPA and the Ancillary Agreements as a [Shareholder][Founder].

Name:
Title:

Exhibit A